UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

WE SAVE HOMES, INC.
 (Exact name of Registrant as specified in charter)

Nevada	000-52996	26-4238285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2300 East Katella Ave., Suite 300 Anaheim, CA 92806
(Address of principal executive offices)(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, Jim Watson was appointed Director by the Board of Directors (the “Board”) of We Save Homes, Inc. (the “Company”).  Mr. Watson joined We Save Homes, Inc. in June 2009 as the National Sales Manager to launch the Company’s new business strategy which provides a full-range of products and services for the mortgage default services industry. Mr. Watson has been in the real estate industry for nearly 20 years. Mr. Watson started his career with Real Estate Disposition Corporation (REDC) in 1993, selling Real Estate Owned properties (REO's) for Bear Stearns, Great Western Bank and other prominent companies.   While with Mike Ferry Organization, a prominent real estate motivational speaker organization in Orange County, California, Jim was a business coach for approximately 2,500 licensed real estate agents throughout the nation.  Mr. Watson also co-founded American Family Realty Inc. in 1997, and after its acquisition by Coldwell Banker Mr. Watson continued as a realtor with Coldwell Banker where he made Presidents Elite honors for 10 consecutive years, an honor bestowed to the top 1% in national sales annually.  Recently, Mr. Watson operated as national sales manager for Tres Realty Inc. and Red Crown Realty.

Also on May 26, 2010, Robert Schaeffers was appointed President by the Board.   Mr. Schaeffers has more than 20 years of experience in finance, marketing and a management of operations at entrepreneurial companies.   From 2005 to 2010, Robert Schaeffers was the co-founder of Cornerstone Holding Group, a company that specialized in consulting, processing and finance, where he served as Vice President and Secretary between 2005 and 2007 and CEO from 2007-2010.   While in various senior management positions at Cornerstone Holding Group, Mr. Schaeffers significantly grew transaction revenue from $2 million to more than $100 million and expanded Cornerstone’s geographic presence from a state-level to a national footprint.   Prior to joining Cornerstone, Mr. Schaeffers was the President of Sterling Data Systems, a company that created national advertising campaigns through multi-media.

Concurrent with the appointments of Mr. Watson and Mr. Schaeffers, Ryan Boyajian resigned as Chief Executive Officer, Interim Chief Financial Officer and Director of We Save Homes, Inc. (the “Company”).  Mr. Boyajian’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

The Board has not named Mr. Watson or Mr. Schaeffers to any committees or subcommittees of the Board at this time.  To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to these appointments, no such information exists.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                              WE SAVE HOMES, INC.
                                                                                                                    (Company)

/s/Robert Schaeffers
    By: Robert Schaeffers
    Its: President
    Date: June 2, 2010